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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2003

SPECTRUM BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One
Omaha, NE 68154-2648
(Address principal executive offices)

Registrant's telephone number, including area code: (402) 333-8330

No Change
(Former name or former address, if changed since last report.)

Item 4. Change in Registrant's Certifying Accountants

  (a)
  New independent accountants

        On March 28, 2003, Spectrum Bancorporation, Inc. with the approval of the Audit Committee of the Board of Directors, engaged BKD, LLP as its new independent accountant and BKD, LLP accepted such appointment.

        Spectrum Bancorporation, Inc. had no relationship with BKD, LLP required to be reported pursuant to Regulation S-K item 304 (a) (2) during the two fiscal periods ended June 30, 2001 and June 30, 2002, or the subsequent interim period prior to and including March 28, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BANCORPORATION, INC.
By:	/s/ DANIEL A. HAMANN Daniel A. Hamann, President

Date: March 28, 2003

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  Item 4. Change in Registrant's Certifying Accountants
SIGNATURES